EXHIBIT 32.1
Certification of Principal Executive Officer
Pursuant to 18 U.S.C. 1350 (Section 906 of the Sarbanes-Oxley Act of 2002)
I, Peter J. Bradford, President and Chief Executive Officer of Golden Star Resources Ltd., certify, to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-Q/A for the period ended September 30, 2006 of Golden Star Resources Ltd. that:
(1) The Quarterly Report on Form 10-Q/A fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained and incorporated by reference in the Quarterly Report on Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of Golden Star Resources Ltd.

/s/ Peter J. Bradford Peter J. Bradford
President and Chief Executive Officer
Date: February 26, 2007